Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-118245 on Form S-8 of our reports dated March 7, 2006, relating to the consolidated financial statements of Louisiana-Pacific Corporation and to management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Louisiana-Pacific Corporation for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Nashville, Tennessee
July 24, 2006